EXHIBIT 99


1. On March 16, 2009, Primus Telecommunications Group, Incorporated (the "Issuer") and three of its subsidiaries, Primus Telecommunications Holding, Inc. ("Primus Holding"), Primus Telecommunications International, Inc. ("PTII") and Primus Telecommunications IHC, Inc. ("IHC" and together with the Issuer, Primus Holding and PTII, collectively, the "Debtors"), each filed a voluntary petition (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code"). Subsequently, the Debtors sought and received an order directing the joint administration of the Chapter 11 Cases under the caption In re: Primus Telecommunications Group, Incorporated, et al., Debtors Case No. 09-10867. On June 12, 2009 (the "Confirmation Date"), the Bankruptcy Court entered an order confirming the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors (the "Plan") pursuant to Chapter 11 of the Bankruptcy Code. On July 1, 2009 (the "Effective Date"), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. Under the Plan, shares of Common Stock and Class A Warrants were distributed to certain prepetition creditors of the Debtors.

Southpaw Asset Management LP, a Delaware limited partnership ("Southpaw Management"), Southpaw Holdings LLC, a Delaware limited liability company ("Southpaw Holdings"), Kevin Wyman, a citizen of the United States, and Howard Golden, a citizen of the United States, may be deemed to own beneficially and indirectly the shares of common stock, par value $0.001 per share ("Common Stock"), of Primus Telecommunications Group, Incorporated (the "Company") and/or warrants to purchase shares of Common Stock (which warrants have been issued in the following three separate series: "Class A-1 Warrants", "Class A-2 Warrants" and "Class A-3 Warrants" (collectively, "Warrants")), beneficially owned by (i) Southpaw Credit Opportunity Master Fund LP, a Cayman Islands limited partnership (the "Fund"; and together with Southpaw Management, Southpaw Holdings, Kevin Wyman and Howard Golden, collectively, the "Reporting Persons"), which beneficially owns (a) 897,369 shares of Common Stock and (b) 560,853 Warrants,
(ii) a separate managed account managed by Southpaw Management (the "Managed Account 1"), which beneficially owns (a) 73,387 shares of Common Stock and (b) 45,864 Warrants, and (iii) another separate managed account managed by Southpaw Management (the "Managed Account 2"; and together with the Managed Account 1, the "Managed Accounts"), which beneficially owns (a) 22,039 shares of Common Stock and (b) 13,773 Warrants. Southpaw Management is the investment manager of the Fund and the Managed Accounts and, in such capacities, may be deemed to beneficially own the shares of Common Stock and Warrants reported herein which are deemed beneficially owned by the Fund and the Managed Accounts. Southpaw Management disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Southpaw Holdings serves as the general partner of Southpaw Management, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed beneficially owned by Southpaw Management. Southpaw Holdings disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Mr. Wyman and Mr. Golden are investment advisors of the Fund and managers of Southpaw Management, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed beneficially owned by Southpaw Management. Mr. Wyman and Mr. Golden disclaim beneficial ownership of the shares of Common Stock reported herein except to the extent of their pecuniary interest therein.

2. The Class A-1 Warrants, Class A-2 Warrants and Class A-3 Warrants are all exercisable upon issuance.

3. The Class A-1 Warrants, Class A-2 Warrants and Class A-3 Warrants will expire at 5:00 p.m., New York City time, on July 1, 2014.



Remarks: This report is filed jointly by Southpaw Management, Southpaw Holdings, the Fund, Mr. Wyman and Mr. Golden. The address of each Reporting Person is Four Greenwich Office Park, Greenwich, CT 06831. The Reporting Persons expressly disclaim that they constitute a "group" for purposes of Section 13 of the Securities Exchange Act of 1934, as amended. As a result of the reorganization, the ticker symbol "PRTL" will be changed and will be reflected in the future filings.

SOUTHPAW CREDIT OPPORTUNITIES MASTER FUND LP


BY: SOUTHPAW GP LLC,
    ITS GENERAL PARTNER


BY: /S/ KEVIN WYMAN
-------------------
NAME: KEVIN WYMAN
TITLE: MANAGING MEMBER



SOUTHPAW ASSET MANAGEMENT LP


BY: SOUTHPAW HOLDINGS LLC,
    ITS GENERAL PARTNER


BY: /S/ KEVIN WYMAN
-------------------
NAME: KEVIN WYMAN
TITLE: MANAGING MEMBER



SOUTHPAW HOLDINGS, LLC


BY: /S/ KEVIN WYMAN
-------------------
NAME: KEVIN WYMAN
TITLE: MANAGING MEMBER


BY: /S/ KEVIN WYMAN
-------------------
KEVIN WYMAN


BY: /S/ HOWARD GOLDEN
----------------------
HOWARD GOLDEN